Exhibit A

CUSIP No. 89532E109	Page 1 5 of 16

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13D

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Date: May 5, 2014

POLARIS VENTURE PARTNERS V, L.P.

	By:	Polaris Venture Management Co. V, L.L.C.

	By:	/s/ John Gannon
Authorized Signatory

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.

	By:	Polaris Venture Management Co. V, L.L.C.

	By:	/s/ John Gannon
Authorized Signatory

POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.

	By:	Polaris Venture Management Co. V, L.L.C.

	By:	/s/ John Gannon
Authorized Signatory

CUSIP No. 89532E109	Page 16 of 16

POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.

By:	Polaris Venture Management Co. V, L.L.C.

By:	/s/ John Gannon
Authorized Signatory

POLARIS VENTURE MANAGEMENT CO. V, L.L.C.

By:	/s/ John Gannon
Authorized Signatory

JONATHAN A. FLINT

By:	/s/ Jonathan A. Flint
Jonathan A. Flint

TERRANCE G. MCGUIRE

By:	/s/ Terrance G. McGuire
Terrance G. McGuire